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                                                                   Exhibit 99.01

Cautionary Factors for Louisville Gas and Electric Company and Kentucky Utilities Company

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been and will be made in written documents and oral presentations of Powergen plc ("Powergen"), LG&E Energy Corp. ("LG&E Energy"), Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU") (the latter entities, LG&E and KU, collectively, the "Companies"). Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used in the Companies' documents or oral presentations, the words "anticipate," "estimate," "expect," "objective" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the Companies' actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

o Increased competition in the utility, natural gas and electric power marketing industries, including effects of: decreasing margins as a result of competitive pressures; industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

o Changing market conditions and a variety of other factors associated with physical energy and financial trading activities including, but not limited to, price, basis, credit, liquidity, volatility, capacity, transmission, currency, interest rate and warranty risks;

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o    Risks associated with price risk management strategies intended to mitigate exposure to adverse movement in the prices of electricity and natural gas on both a global and regional basis;

o Legal, regulatory, public policy-related and other developments which may result in redetermination, adjustment or cancellation of revenue payment streams paid to, or increased capital expenditures or operating and maintenance costs incurred by, the Companies, in connection with rate, fuel, transmission, environmental and other proceedings applicable to the Companies;

o Legal, regulatory, economic and other factors which may result in redetermination or cancellation of revenue payment streams under power sales agreements resulting in reduced operating income and potential asset impairment related to the Companies' investments in independent power production ventures, as applicable;

o    Economic conditions including inflation rates and monetary fluctuations;

o Trade, monetary, fiscal, taxation, and environmental policies of governments, agencies and similar organizations in geographic areas where the Companies have a financial interest;

o Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;

o Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission, state public utility commissions, state entities which regulate natural gas transmission, gathering and processing and similar entities with regulatory oversight;

o Availability or cost of capital such as changes in: interest rates, market perceptions of the utility and energy-related industries, the Companies or any of their subsidiaries or security ratings;

o Factors affecting utility and non-utility operations such as unusual weather conditions; catastrophic weather-related

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     damage; unscheduled generation outages, unusual maintenance or repairs;
     unanticipated changes to fossil fuel, or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

o Employee workforce factors including changes in key executives, collective bargaining agreements with union employees, or work stoppages;

o Rate-setting policies or procedures of regulatory entities, including environmental externalities;

o    Social attitudes regarding the utility, natural gas and power industries;

o Identification of suitable investment opportunities to enhance shareholder returns and achieve long-term financial objectives through business acquisitions;

o Some future project investments made by the Companies, respectively, as applicable, could take the form of minority interests, which would limit the Companies' ability to control the development or operation of the project;

o Legal and regulatory delays and other unforeseeable obstacles associated with mergers, acquisitions and investments in joint ventures;

o Costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including but not limited to those described in Notes 3, 12 and 16 (for LG&E) and Notes 3, 11 and 14 (for KU) of the respective Notes to Financial Statements of the Companies' Annual Reports on Form 10-K for the year ended December 31, 2001, and items under the caption Commitments and Contingencies;

o Technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets;

o Factors associated with non-regulated investments, including but not limited to: continued viability of partners, foreign government actions, foreign economic and currency risks,

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     political instability in foreign countries, partnership actions, competition, operating risks, dependence on certain customers, third-party operators, suppliers and domestic and foreign environmental and energy regulations;

o Other business or investment considerations that may be disclosed from time to time in the Companies' Securities and Exchange Commission filings or in other publicly disseminated written documents;

o Factors affecting the realization of anticipated cost savings associated with the merger between LG&E Energy and KU Energy Corporation including national and regional economic conditions, national and regional competitive conditions, inflation rates, weather conditions, financial market conditions, and synergies resulting from the business combination;

o Factors associated with market conditions in the pipeline construction and repair industry, both national and international, including, general levels of industry activity, fuels and liquids price levels, competition, foreign economic, currency, regulatory and operating risks and dependence on certain customers, suppliers and operators;

o Factors associated with, resulting from or affecting the merger transaction between LG&E Energy and Powergen, including the integration of the existing business and operations of LG&E and KU as part of the Powergen group of companies thereunder, as well as national and international economic, financial market, regulatory and industry conditions or environments applicable to Powergen and its subsidiaries, including LG&E and KU, in the future.

o Factors associated with, resulting from or affecting the acquisition of Powergen and LG&E Energy by E.ON AG, including the integration of the existing business and operations of LG&E and KU as part of the E.ON group of companies thereunder, as well as national and international economic, financial market, regulatory and industry conditions or environments applicable to E.ON and its subsidiaries, including LG&E and KU, in the future.

The Companies undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.